Exhibit 99.2

THIS LETTER OF TRANSMITTAL IS FOR USE ONLY IN CONJUNCTION WITH THE AMALGAMATION OF PAGET MINERALS CORP. AND ASCENT INDUSTRIES CORP.

IN ORDER TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL MUST BE DULY COMPLETED AND EXECUTED AND RETURNED TO THE DEPOSITARY, COMPUTERSHARE INVESTOR SERVICES INC. IT IS IMPORTANT THAT PAGET SHAREHOLDERS DULY COMPLETE AND EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

PAGET MINERALS CORP.

LETTER OF TRANSMITTAL
FOR HOLDERS OF COMMON SHARES OF PAGET MINERALS CORP.

Please read the Instructions set out below and the joint management information circular and proxy statement of Paget Minerals Corp. and Ascent Industries Corp. dated July 2, 2018 (the “Joint Information Circular”) carefully before completing this Letter of Transmittal.

TO:	PAGET MINERALS CORP. (“PAGET”)
AND TO:	ASCENT INDUSTRIES CORP. (“ASCENT”)
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC. (THE “DEPOSITARY”), AS DEPOSITARY

This letter of transmittal (the “Letter of Transmittal”) is for use by registered holders of common shares (“Paget Shares”) of Paget in connection with the proposed amalgamation (the “Amalgamation”) between Paget and Ascent pursuant to an amalgamation agreement dated June 29, 2018 (the “Amalgamation Agreement”), a copy of which is attached as Appendix F to the Joint Information Circular. Pursuant to the Amalgamation Agreement, Paget and Ascent have agreed to amalgamate to form a new corporation (“Amalco”). Capitalized terms used but not defined in this Letter of Transmittal shall have the respective meanings given to them in the Joint Information Circular.

This Letter of Transmittal is only to be used by registered shareholders of Paget (“Paget Shareholders”). Paget Shareholders whose Paget Shares are registered in the name of a broker, dealer bank, trust company or other nominee should immediately contact such person to arrange for the deposit of their Paget Shares.

Immediately prior to the Amalgamation, the Paget Shares will be consolidated on the basis of six (6) pre-consolidation Paget Shares for one (1) post-consolidation Paget Share (the “Consolidation”) Pursuant to the Amalgamation, Paget Shareholders (other than those registered holders who have validly exercised Dissent Rights) will receive one (1) common share of Amalco (each, an “Amalco Share”) for each post-Consolidation Paget Share (the “Share Consideration”).

Paget Shareholders will not receive a Direct Registration Advice (“DRS Advice”) representing the Share Consideration to which such Paget Shareholder is so entitled under the Amalgamation until they submit their certificates representing Paget Shares (each an “Paget Certificate”) to the Depositary along with a duly completed and executed Letter of Transmittal, or a manually executed facsimile hereof, and such other documents as may be required by the Depositary.

The Depositary or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see back page of this document for addresses and telephone numbers relating to the Depositary). Persons whose Paget Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should immediately contact such registered holder for assistance with depositing their Paget Shares.

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STEP 1: DESCRIBE THE PAGET SHARES BEING DEPOSITED

All Paget Shareholders must complete this Step.

The undersigned registered Paget Shareholder hereby delivers to the Depositary the enclosed Paget Certificate(s) to be exchanged for a DRS Advice, all in accordance with the Amalgamation as described in the Joint Information Circular.

Name in which Paget Shares are
Paget Certificate Number(s)	Registered	Number of Paget Shares

TOTAL

(if space above is not sufficient, please attach a signed list in the form above)

[ ]	Some or all of the Paget Certificates have been lost, stolen or destroyed (Check box if applicable). Please review section 7 of the Instructions for the procedure to obtain the applicable Share Consideration (as defined below).

STEP 2: MAKE THE FOLLOWING DECLARATION

The undersigned:

1.	represents and warrants that: (a) the undersigned is the legal owner of the above listed Paget Shares, which represent all of the Paget Shares owned by the undersigned, and has good title to the Paget Shares being deposited, free and clear of all liens, charges, encumbrances, claims, security interests and equities, together with all rights and benefits; (b) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Paget Shares being deposited in accordance with the Amalgamation and that, when the Share Consideration is paid and/or received for such Paget Shares, none of Paget, Ascent or any successors thereto will be subject to any adverse claim in respect of such Paget Shares; (c) all information inserted into this Letter of Transmittal by the undersigned is true, complete and accurate; and (d) the Paget Shares have not been sold, assigned or transferred nor has any agreement been entered into to sell, assign or transfer any such deposited Paget Shares to any other person. The covenants, representations and warranties of the undersigned herein contained shall survive the completion of the Amalgamation;

2.	acknowledges receipt of the Joint Information Circular;

3.	irrevocably constitutes and appoints each director and officer of each of Paget and Ascent and any other person designated by Paget or Ascent in writing, the true and lawful agent and attorney of the Paget Certificates in the name of and on behalf of the undersigned, to do such acts or take such actions with respect to the exchange of the Paget Certificates for the Share Consideration in accordance with the Amalgamation (such power of attorney being deemed to be an irrevocable power coupled with an interest);

4.	directs the Depositary to issue or cause to be issued a DRS Advice to which the undersigned is entitled pursuant to the Amalgamation (together with any dividends or distributions with respect thereto) in the name indicated below and to send the DRS Advice to the address, or hold the same for pickup, as indicated in this Letter of Transmittal;

5.	acknowledges that the DRS Advice to which the undersigned is entitled pursuant to the Amalgamation (together with any dividends or distributions with respect thereto) may be issued by National Issuer Services Ltd., as the proposed transfer agent of Amalco, and irrevocably directs the Depositary to do all acts and take such actions as may be necessary to effect the issuance of such DRS Advice (including, but not limited to, the delivery of the enclosed Paget Certificate(s) to National Issuer Services Ltd. by the Depositary);

6.	covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of Paget Certificates for the DRS Advice;

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7.	acknowledges that all authority conferred, or agreed to be conferred, by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned;

8.	acknowledges and agrees that, subject to any Applicable Laws relating to unclaimed personal property, each Paget Certificate formerly representing Paget Shares that is not validly deposited with the Depositary together with a duly completed and executed Letter of Transmittal and any other documents the Depositary reasonably requires on or before the last Business Day prior to the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature, including the right of the holder of such Paget Shares to receive the Share Consideration. In such case, the Share Consideration that the holder is entitled to pursuant to the Amalgamation (including any dividends or other distributions in respect of such Amalco Shares) shall be returned by the Depositary to Amalco and the Amalco Shares shall be cancelled;

9.	by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Paget Shares deposited pursuant to the Amalgamation will be determined by Ascent and the Depositary in their sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on Paget, Ascent, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice;

10.	acknowledges that it has consulted or has had the opportunity to consult its own tax advisor with respect to the potential income tax consequences to them of the Amalgamation, including any elections to be made in respect thereof;

11.	by reason of the use by the undersigned of this Letter of Transmittal in the English language, the undersigned acknowledges that he, she or it is deemed to have required that any contract evidenced by the Amalgamation as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En utilisant une version anglaise de cette lettre d’envoi et formulaire de choix, le soussigné est réputé avoir exigé que tout contrat attesté par l’Amalgamation, tel qu’il est accepté au moyen de cette lettre d’envoi et formulaire de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais;

12.	acknowledges that if the Amalgamation is completed, the deposit of Paget Shares pursuant to this Letter of Transmittal is irrevocable;

13.	acknowledges that if the Amalgamation is not completed and the Amalgamation Agreement is terminated or Paget or Ascent terminate their obligations thereunder pursuant to its terms, the undersigned directs the Depositary to return the enclosed Paget Certificates to the address of the Paget Shareholder indicated below by first class mail; and

14.	acknowledges that Paget or Ascent may be required to disclose certain personal information in respect of the undersigned to, and which disclosed personal information may be used by: (a) stock exchanges or securities regulatory authorities; (b) the Depositary; (c) any other parties involved in the Amalgamation; and (d) legal counsel to any of the foregoing.

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STEP 3: PROVIDE REGISTRATION, DELIVERY INSTRUCTIONS AND CERTIFICATIONS

All Paget Shareholders must complete this Step.

The Depositary, Paget and Ascent are hereby authorized and directed to cause the DRS Advice, which the registered Paget Shareholder is entitled to receive in accordance with the terms of the Amalgamation to be registered in the name of the undersigned (unless alternative registration is required in the manner set forth below), which shall be sent by mail to the address specified or held for pick up, if so indicated.

BOX A REGISTRATION INSTRUCTIONS (See section 2 of the Instructions)	BOX B DELIVERY INSTRUCTIONS (See section 2 of the Instructions)

Register the Share Consideration to:	Deliver the DRS Advice representing the Share Consideration to the name and address specified below (unless BOX C is checked):

Name:
(Please Print)

Address:	In the Name of _________________________________
(Please Print)

(Include postal or zip code)	Address:

Social Insurance Number:
(Include postal or zip code)

BOX C HOLD FOR PICK-UP (See section 2 of the Instructions)
[ ]	Check here if the DRS Advice representing the Share Consideration is to be held for pick-up (other than mailed) at the office of the Depositary at which this Letter of Transmittal is deposited.

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STEP 4: EXECUTION OF LETTER OF TRANSMITTAL

All Paget Shareholders must complete and sign below.

Paget Shareholders whose Paget Shares are registered in the name of a nominee should contact their stock broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Paget Shares.

Dated:

Authorized Signature of Guarantor (if required under sections 3 or 4 of the Instructions)	Signature of Paget Shareholder or Authorized Representative (see sections 3 and 5 of the Instructions)

Name of Guarantor (please print or type)	Address of Paget Shareholder

Address of Guarantor (please print or type)	Daytime Telephone Number of Paget Shareholder

Facsimile Number of Paget Shareholder

Social Insurance Number or U.S. Resident Taxpayer Identification Number (must be provided)

Name of Paget Shareholder (please print of type)

Name of Authorized Representative, if applicable (please print or type)

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INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	In order to be eligible to receive the DRS Advice representing the Share Consideration, a duly completed and executed copy of this Letter of Transmittal (or a manually executed copy hereof) as required by the instructions set forth below, together with accompanying Paget Certificates and all other required documents must be received by the Depositary at one of its offices specified on the back page of this document.

(b)	The method used to deliver this Letter of Transmittal and any accompanying Paget Certificates and all other documents that may be required by the Depositary is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received by the Depositary at one of its offices specified on the back page of this Letter of Transmittal. It is recommended that the necessary documentation be hand delivered to the Depositary, at its office specified on the back page of this Letter of Transmittal, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used and that proper insurance be obtained and a return receipt requested. Paget Shareholders whose Paget Shares are registered in the name of a nominee should contact their stock broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Paget Shares.

2.	Registration and Delivery Instructions

The box entitled “Registration Instructions” must be completed by all Paget Shareholders. One of the boxes entitled “Delivery Instructions” or “Hold for Pick-Up” must also be completed or checked, as applicable. In the event that the boxes entitled “Registration Instructions” and “Delivery Instructions”, as applicable, are not completed by a holder of Paget Shares, the DRS Advice to be registered to such holder shall be registered in the name of such holder as such name appears on the register of holders of Paget Shares and shall be delivered to the address otherwise indicated by the holder, or where no such address is indicated, to the holder’s latest address appearing on the register of holders of Paget Shares. See also section 4 “Guarantee of Signatures” below.

3.	Signatures

(a)	This Letter of Transmittal must be duly completed and executed by the Paget Shareholder or by such Paget Shareholder’s duly authorized representative (in accordance with section 5 “Fiduciaries, Representatives and Authorizations” below).

(b)	If this Letter of Transmittal is executed by the registered owner(s) of the accompanying Paget Certificates, such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such Paget Certificates without any change whatsoever, and the Paget Certificates need not be endorsed. If such transmitted Paget Certificates are owned by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)	If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Paget Shares or if the DRS Advice is to be issued to a person other than the registered holder(s):

(i) such deposited Paget Certificates must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii) the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the Paget Certificates and must be guaranteed as noted in section 4 "Guarantee of Signatures" below.

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Paget Shares, or if the DRS Advice to be issued is to be registered in a name other than the name of the registered owner(s) of the

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Paget Shares, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I Chartered Bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact, or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either Paget, Ascent or the Depositary, at their sole discretion, may require additional evidence of such person’s authority or additional documentation.

6.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all Paget Certificates, additional certificate numbers and the number of Paget Shares represented thereby may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Paget Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal must be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing Paget Shareholders by execution of this Letter of Transmittal (or a copy thereof) waive any right to receive any notice by the Depositary.

(d)	The holder of the Paget Shares that are the subject of this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(e)	Additional copies of the Letter of Transmittal may be obtained on request and without charge from the Depositary at any of their offices at the addresses listed on the back page of this document.

7.	Lost Certificates

If a Paget Certificate which immediately prior to the Effective Time represented an interest in outstanding Paget Shares has been lost, stolen or destroyed, upon the making of an affidavit to Paget’s transfer agent of that fact by the person claiming such Paget Certificate to have been lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost, stolen or destroyed certificate, the consideration to which the holder is entitled pursuant to the Amalgamation (and any dividends or distributions with respect thereto) as determined in accordance with the Amalgamation. The person who is entitled to receive a DRS Advice as the Share Consideration for the disposition of Paget Shares represented by such lost, stolen or destroyed Paget Certificate must, as a condition precedent to the receipt thereof, give a bond satisfactory to each of Ascent, Paget and their respective transfer agents in such form as is satisfactory to Ascent, Paget and their respective transfer agents, or shall otherwise indemnify Ascent, Paget and their respective transfer agents, to the reasonable satisfaction of such parties, against any claim that may be made against any of them with respect to the Paget Certificate alleged to have been lost, stolen or destroyed.

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8.	Fractional Shares

No DRS Advice representing fractional Amalco Shares shall be issued pursuant to the Consolidation and the aggregate number of Paget Shares that any Paget Shareholder shall be entitled to receive post-Consolidation shall be rounded down to the nearest whole number of Paget Shares, and no cash amount shall be payable in respect of such fractional shares.

9.	Cessation of Rights

Subject to any Applicable Laws relating to unclaimed personal property, each Paget Certificate formerly representing Paget Shares that is not validly deposited with the Depositary together with a duly completed and executed Letter of Transmittal and any other documents the Depositary reasonably requires on or before the last Business Day prior to the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature, including the right of the holder of such Paget Shares to receive the consideration that the holder is entitled pursuant to the Amalgamation. In such case, the Amalco Shares shall be returned to Amalco for cancellation.

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Computershare Private Notice

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you - from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

OFFICES OF THE DEPOSITARY

BY MAIL
COMPUTERSHARE INVESTOR SERVICES INC.
P.O. BOX 7021
31 ADELAIDE STREET EAST
TORONTO, ONTARIO M5C 3H2

ATTENTION: CORPORATE ACTIONS

BY REGISTERED MAIL, HAND OR COURIER

Vancouver	Toronto
Computershare Investor Services Inc.	Computershare Investor Services Inc.
510 Burrard Street, 2nd Floor	8th Floor, 100 University Avenue
Vancouver, British Columbia V6C 3B9	Toronto, Ontario M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

TOLL FREE: 1-800-564-6253 (CANADA AND U.S.)
TELEPHONE: 1-514-982-7555 (OUTSIDE NORTH AMERICA)
E-MAIL: CORPORATEACTIONS@COMPUTERSHARE.COM

Any questions and requests for assistance may be directed by shareholders to the Depositary at the telephone numbers and locations set out above.

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